Investor Presentation June 2025 Exhibit 99.1

Forward-Looking Statements This presentation contains forward-looking statements (“FLS”) which are protected as FLS under the PSLRA, and which are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. The assumptions and estimates underlying FLS are inherently uncertain and are subject to a wide variety of significant business and economic uncertainties and competitive risks that could cause actual results to differ materially from those contained in the prospective information. Accordingly, there can be no assurance CVR Energy, Inc. (together with its subsidiaries, “CVI”, “CVR Energy”, “we”, “us” or the Company”) will achieve the future results we expect or that actual results will not differ materially from expectations. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are FLS and include, but are not limited to, statements regarding future: safe and reliable operations; compliance with regulations; ability to minimize environmental impacts and create value; financial performance and forecasts; profitable growth; focus on renewable production, energy transition and lower carbon emissions; crude oil capacities; strategic value of our locations and ability to capitalize thereon; access to crude oil and condensate fields and price-advantaged sources; liquid volume yields; percentage ownership of CVR Partners common units and its general partner; our controlling shareholder’s intention regarding ownership of our common stock and potential strategic transactions involving us or CVR Partners; capacity of and production from our renewable diesel unit; fertilizer segment feedstock diversity, costs, and utilization rates; strategic priorities including our ability to operate safely, improve EH&S performance, preserve cash, refocus capital spending, achieve cost cutting initiatives, preserve and strengthen our balance sheet and liquidity, navigate current market conditions, deliver high value neat crude oils to our refineries, maximize netbacks, refinery configurations. leverage logistics systems, improve margin capture through feedstock and yield optimizations, secure SREs at Wynnewood, maximize distillate and premium gasoline production, increase renewables production and process more low-CI feedstocks, improve reliability at our fertilizer plants, and optimize feedstocks at our Coffeyville fertilizer plant; market conditions; timing and cost of our turnarounds; ability to create long term value, optimize assets, invest in high return projects, reduce debt and restore balance sheet to target levels, improve feedstock supply, achieve capture rates and product placement, provide above average cash returns to investors, reduce cost of capital, optimize capital structure, maximize asset utilization and reduce downtime exposure; duration of the current margin environment; capex allocations; investments to diversify and enhance core assets; IRR targets; merger and acquisition opportunities, including the ability to identify and evaluate such opportunities; investment profile; repurchase of shares/common units/debt; divestiture of non-core assets; return or investment of excess cash; debt levels and capital structure in relation to peers; benefits of our pretreatment unit project at Wynnewood; maintenance and growth capex levels; timing and amount of our dividends/distributions, if any, or the suspension thereof; crude oil capacity and throughput; complexity and quality of our facilities; optionality of our crude oil sourcing and/or marketing network; access to production; storage capacity and space on and direction of pipelines we utilize; potential operating hazards, including the impacts of fires at our facilities; impacts of plant outages on our results; participation in renewable fuel blending economics; sales of blended products and RIN generation and capture; product sales outlets; crude oil, shale oil and condensate production, quality and pricing (including price advantages) and our access thereto (including cost of such access) via our logistics assets, truck fleet, pipelines or otherwise; quality of our refining assets; refining margin and cost of operations as compared to peers or otherwise; product mix; liquid volume, gasoline and distillate yields; utilization rates; the macro environment; gasoline and diesel supply and demand; product inventories; crack spreads, crude oil differentials (including our exposure thereto); renewable volume obligations; our renewable biofuels projects including the cost, timing, benefits, capacities, phases, board of director and regulatory approvals, completion, production, capital investment recovery, feedstocks, margins, credit capture and RIN impact thereof; composition of renewable feedstocks; discussions with and ability to attract potential partners for a renewable diesel project at Coffeyville; sustainable aviation fuel opportunities, including capacity thereof; our ability to secure renewable feedstock supply; conversion of hydrotreater at our Coffeyville facility to renewable service; the benefits of our business transformation segregating our renewables business and operations; the renewable diesel margin environment; RIN and low carbon fuel standard credit pricing; availability of the BTC and PTC, including the impact thereof on continued operation of the RDU; renewable feedstock CI; decisions to pause or pursue renewables growth projects; the ability and any decisions to return converted unit to hydrocarbon processing or install additional reactor following renewable conversion; the ability to regain lost hydrocarbon processing capacity following renewable conversion; cash flows from our renewable diesel projects; sensitivities for our renewables initiatives, including impacts thereof on cash flow; the ability access credit and capital markets and obtain financing or cash on terms favorable to us or at all; capital and turnaround expenses and timing therefor; global and domestic nitrogen fertilizer supply, demand and consumption; farmer economics and cost structure; impact of fertilizer on yields; European nitrogen fertilizer production, including curtailments thereof; U.S. imports and exports of nitrogen fertilizer; nitrogen fertilizer pricing, including the drivers thereof; corn demand, stocks, uses, pricing, consumption, production, planting and yield, including the drivers thereof; corn consumption, exports and production drivers; ethanol demand; grain and corn pricing; domestic nitrogen fertilizer market conditions, natural gas pricing, including impacts thereof on production; impacts of potential tariffs on U.S. nitrogen fertilizer imports; corn planted acre levels; nitrogen fertilizer application rates; harvest timing; carryout inventories of corn and soybeans; nitrogen fertilizer inventories; export restrictions; corn futures pricing; ability to minimize distribution costs and maximize fertilizer net back pricing; logistics optionality; sustainability of production; feedstock diversification at our Coffeyville fertilizer facility, including the economics thereof; access to transportation for our products, including via rail; nitrogen fertilizer capacity, production and utilization rates; feedstock type and cost; sales revenue; maintenance, growth and turnaround spending; budget; EBITDA and adjusted EBITDA; distributions from our 45Q JV; weather conditions, including droughts; product pricing and capacities; spin-off of our nitrogen fertilizer business and decisions related thereto; WRC’s DEH; RFS liability levels and impacts of SRE determinations thereon; applicability of authority supporting our SREs; impacts of SRE determinations on our financial position, operations and cash flow; and other matters. You are cautioned not to put undue reliance on FLS (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under “Risk Factors” in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other filings with the Securities and Exchange Commission by CVR Energy, Inc. (“CVI”) or CVR Partners, LP (“UAN”). These FLS are made only as of the date hereof. Neither CVI nor UAN assume any obligation to, and they expressly disclaim any obligation to, update or revise any FLS, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures Certain financial information in this presentation (including EBITDA and Adjusted EBITDA) are not presentations made in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and use of such terms varies from others in the same industry. Non-GAAP financial measures should not be considered as alternatives to income from continuing operations, income from operations or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Market and Industry Data The market and industry data included in this presentation is based on a variety of sources, including independent industry publications, government publications and other published independent sources, information obtained from customers, distributors, suppliers, trade and business organizations and publicly available information (including the reports and other information our competitors file with the Securities and Exchange Commission, which we did not participate in preparing and as to which we make no representation), as well as our good faith estimates, which have been derived from management’s knowledge and experience in the areas in which our business operates. Estimates of market size and relative positions in a market are difficult to develop and inherently uncertain. Accordingly, investors should not place undue weight on the industry and market share data presented in this presentation.

Mission and Values Safety - We always put safety first. The protection of our employees, contractors and communities is paramount. We have an unwavering commitment to safety above all else. If it’s not safe, then we don’t do it. Environment - We care for our environment. Complying with all regulations and minimizing any environmental impact from our operations is essential. We understand our obligation to the environment and that it’s our duty to protect it. Integrity - We require high business ethics. We comply with the law and practice sound corporate governance. We only conduct business one way – the right way with integrity. Corporate Citizenship - We are proud members of the communities where we operate. We are good neighbors and know that it’s a privilege we can’t take for granted. We seek to make a positive economic and social impact through our financial donations and contributions of time, knowledge and talent of our employees to the places where we live and work. Continuous Improvement - We foster accountability under a performance-driven culture. We believe in both individual and team success. We foster accountability under a performance-driven culture that supports creative thinking, teamwork, diversity and personal development so that employees can realize their maximum potential. We use defined work practices for consistency, efficiency and to create value across the organization. Our core values are driven by our people, inform the way we do business each and every day and enhance our ability to accomplish our mission and related strategic objectives. Our mission is to be a top tier North American renewable fuels, petroleum refining, and nitrogen-based fertilizer company as measured by safe and reliable operations, superior financial performance and profitable growth. 2

Company Overview

CVR Energy (NYSE: CVI) is a diversified holding company, formed in 2006, primarily engaged in the petroleum refining and marketing industry, the renewable fuels industry, and the nitrogen fertilizer manufacturing industry through its interest in CVR Partners, LP, a publicly traded limited partnership ("CVR Partners"). CVR Energy has three primary business segments: Petroleum, Renewables and Nitrogen Fertilizer.

Petroleum Refining



- Two strategically located Mid-Continent refineries close to Cushing, Oklahoma.
- Total nameplate crude oil capacity of 206,500 bpd; average complexity rating of 10.8.
- Direct access to crude oil and condensate fields in the Anadarko and Arkoma Basins.
- Complementary logistics assets and access to key pipelines provide a variety of price advantaged crude oil supply options – 100% exposure to Brent - WTI crude differential.
- Historically high product yield vs peers: 97% liquid volume yield and 91% yield of gasoline and distillate.[(1)]

Renewable Diesel



- Wynnewood hydrocracker converted to renewable diesel service in April of 2022 with rated capacity of 80 million gallons per year.
- Feed pre-treater began operations in March of 2024 and enables processing of crude degummed soybean oil and inedible corn oil, providing lower cost feedstocks and improved yields of renewable diesel compared to purchasing pre-treated feeds.
- Renewable Diesel Unit ("RDU") intended to capitalize on Wynnewood's strategic location in the farm belt with access to a wide variety of feedstock supply.

Nitrogen Fertilizer



- CVR Energy owns the general partner and 37% of the common units of CVR Partners, LP (NYSE: UAN).
- Two strategically located facilities serving the Southern Plains and Corn Belt.
- Primarily engaged in the production of the nitrogen fertilizers ammonia and urea ammonium nitrate (UAN).
- Diverse feedstock exposure through petroleum coke and natural gas.

(1) Based on total throughputs; for the twelve months ended March 31, 2025.

3

Strategic Priorities Focus on EH&S Performance Preserve Cash Flow Maintain Balance Sheet & Liquidity Focus on Crude Oil Quality & Differentials Improve Margin Capture Focusing on improvements in Environmental, Health and Safety Matters – Safety is Job #1 Consolidated Total Recordable Incident Rate (“TRIR”) declined approximately 20% in 2024 compared to 2023, including declines of approximately 18% in the Petroleum Segment and approximately 29% in the Nitrogen Fertilizer Segment. Safe, reliable operations in an environmentally responsible manner are the best ways to improve EH&S performance. Refocusing capital spending on projects that are in flight and those critical to safe, reliable operations while also working on internal cost cutting initiatives Focusing capital spending on planned turnaround activities and projects supportive of safe, reliable operations as we seek to preserve liquidity. Also working on internal cost cutting initiatives, including limited hiring and eliminating waste wherever possible. Positioning to strengthen the balance sheet to navigate current market conditions Preserving our balance sheet with total liquidity position of approximately $894 million, excluding CVR Partners, at the end of 1Q 2025. Total liquidity comprised of $573 million of cash and availability under the CVR Energy ABL of $321 million. Leveraging our strategic location and proprietary gathering system to deliver high value neat crude oils to our refineries Ensuring our refinery configurations maximize the netbacks for the crudes available in our operating regions. Focused on leveraging our gathering systems, trucking operations and pipelines to create the greatest value over time. Exploring opportunities to improve margin capture across all businesses through feedstock and yield optimizations In the Petroleum Segment, we will aggressively pursue Small Refinery Exemptions at Wynnewood while focusing on maximizing production of distillate (diesel and jet fuel) and premium gasoline at both refineries. In the Renewables Segment, we are exploring ways to increase production volumes and improve yields while processing more low-carbon intensity (“CI”) feedstocks. In the Fertilizer Segment, we are investing to improve reliability at both facilities and optimizing feedstocks at Coffeyville. 4

Capital Allocation Strategy Safety, reliability and environmental compliance are core to CVR’s management philosophy  Approximately $100MM in annual sustaining and regulatory capex, allocated to assets through a continuous assessment process.  Run-rate annual refining turnaround investment of $75MM over a five-year cycle to maximize asset utilization and reduce downtime exposure.  Optimizing significant turnaround operations to be scheduled around periods with lower opportunity cost. Strategically invest in asset development and businesses that diversify and enhance core assets  30% target IRR for traditional refining organic projects.  20% target IRR for renewables- focused investments as these assets typically garner higher multiples.  Evaluate merger and acquisition activity as opportunities arise that diversify market exposure or offer significant synergy. Maintain an attractive investment profile by focusing on free cash flow generation and maintaining an appropriately strong balance sheet  Explore potential divestiture of non-core assets.  Support adequate liquidity to operate the business while returning or investing excess cash.  Maintain debt levels and capital structure profile in line with or better than peer group.  Continually re-evaluate the Company’s dividend policy.  Create long-term value through safe, reliable operations and continuously optimizing core refining, renewables, fertilizer and associated logistics assets;  Invest in high return projects that are complimentary to existing assets and improve feedstock supply, capture rate and product placement;  Protect the balance sheet by maintaining appropriate liquidity, reducing cost of capital and optimizing capital structure; and  Provide above average cash returns to investors through dividends/distributions when supported by market conditions and deemed appropriate by our Boards of Directors. 5 With the Coffeyville turnaround complete, we will prioritize efforts to reduce debt and restore our balance sheet to targeted levels as soon as we can, subject to market and other conditions. Key Priorities: Non-Discretionary Asset Continuity Discretionary Investment Financial Discipline & Investor Returns

Petroleum Segment Asset Footprint 6 Nameplate crude oil capacity of 206,500 bpd across two refineries  1Q 2025 total throughput of 120,377 bpd, impacted by planned and unplanned downtime at the Coffeyville Refinery  FY 2024 total throughput of 196,278 bpd, impacted by Wynnewood planned turnaround and unplanned downtime related to adverse weather events and external power supply outages at both refineries Average complexity of 10.8 Located in Group 3 of PADD II  Refineries are strategically located ~ 100 to 130 miles from Cushing, OK with access to domestic conventional and Canadian crude oils.  Crude oil pipeline and truck gathering systems with access to production at the wellhead across Kansas, Nebraska, Oklahoma and Missouri.  Historical space on key pipelines provide a variety of crude oil supply options in addition to gathered crude oils.  Contracted space on Keystone and Spearhead pipelines for up to 35,000 bpd of Canadian crude oil deliveries. Mid-Continent Refineries Crude Oil Sourcing Optionality (1) Included assets owned and leased by CVR. (1)

Strategically Located Mid-Con Refineries Multiple Product Sales Outlets Focused on maximizing refined product netbacks and participating in renewable fuel blending economics and internal generation of RINs whenever possible. For the twelve months ended March 31, 2025:  Approximately 22% of refined product sales were across CVR’s refinery racks where we have opportunities to participate in renewable blending economics and internal generation of RINs.  Approximately 32% of product sales were across ONEOK and NuStar racks where we have opportunities to participate in renewable blending economics and capture of RINs at certain locations.  Approximately 46% of product sales were to the bulk market where we do not participate in renewable blending. 7

High-Quality Refining Assets Historically High Utilization Rates Total Throughput and Production Mix(1) (1) Based on total throughput and production for the twelve months ended March 31, 2025. (2) CVR Energy has contracted pipeline space up to 35,000 bpd but it has historically been more economic to sell heavy crude oils in Cushing, Oklahoma. (3) Other includes natural gasoline, isobutane, normal butane and gas oil. (4) Other includes pet coke, NGLs, slurry, sulfur and gas oil, and specialty products such as propylene and solvents; excludes internally produced fuels. Total Throughput 177,684 bpd Total Production 175,597 bpd 8 CVR’s high-quality and complex assets allow us to source and process a variety of feedstocks allowing CVR optionality to navigate crack spread volatility while maintaining high utilization rates

Constructive Refining Macro Environment 9Source: EIA US Gasoline Inventories U.S. Gasoline Days of Supply US Diesel Inventories U.S. Distillate Days of Supply

Renewables Segment

Wynnewood Renewable Diesel Highlights

Renewable diesel margins impacted by several factors:

- **HOBO spread** - spread between ULSD and Soybean oil prices
- **Feedstock basis** - transportation cost + premium for pretreated material
- **RINs prices** - 1.7 D4 Biodiesel RINs generated per gallon of renewable diesel produced
- **LCFS credit prices** - Carbon Intensity (CI) of feedstock utilized impacts value of LCFS credits
- **Other credits** – $1/gal Blenders' Tax Credit ("BTC") expired December 31, 2024; formal IRS rule making for the Clean Fuel Production Credit ("PTC") has not been issued

Key Differentiator vs Other Projects: CVR Energy plans to retain the flexibility to return the unit to hydrocarbon processing and/or install another reactor on the diesel hydrotreater to regain lost hydrocarbon processing capacity if dictated by the margin environment and otherwise approved.



Benchmark Renewable Diesel Margins ($/gal)
$4.00
$3.00
$2.00
$1.00
$-
$(1.00)
$(2.00)
$(3.00)
Jan-23 Feb-23 Mar-23 Apr-23 May-23 Jun-23 Jul-23 Aug-23 Sep-23 Oct-23 Nov-23 Dec-23 Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 Dec-24 Jan-25 Feb-25 Mar-25 Apr-25
HOBO
RD Margin



Vegetable Oil Throughputs and RD Yield
Million Gallons
25
20
15
10
5
0
94%
92%
90%
88%
86%
84%
82%
80%
1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25
Soybean Oil
Corn Oil
RD Yield

Given the reliance on government credits to support profitability in the Renewables Segment and the continued uncertainty around U.S. government credit programs, we are pausing any new development efforts of additional Renewables growth projects. We currently intend to continue operating the Wynnewood RDU until we get clarity on the BTC or PTC.

10

Capital Expenditures and Turnarounds 11Note: As of March 31, 2025.  Maintenance capex estimated at $88MM to $100MM.  Growth capex estimated at $40MM to $46MM.  Wynnewood Alky Project accounts for a significant portion of the expected 2025 growth capex spend.  Other margin capture investments include projects to increase distillate yield and facilitate production of jet fuel at the Coffeyville Refinery  Coffeyville’s large turnaround was completed in April 2025, with a total cost estimate of approximately $210MM.  Currently exploring opportunities to optimize the turnaround schedule at Coffeyville to better balance spending and increase overall throughput volumes over the turnaround cycle.  Wynnewood planned turnaround completed in the spring of 2024 with a total cost of approximately $45MM. Next planned turnaround at Wynnewood currently scheduled for 2027. Petroleum & Renewables estimated 2025 Capex of $128MM - $146MM 2025 Turnaround Spending of $180MM - $200MM

Fertilizer Segment Asset Footprint

- Large geographic footprint serving the Southern Plains and Corn Belt regions
- Well positioned to minimize distribution costs and maximize netback pricing
- Rail loading rack at the Coffeyville facility provides significant logistics optionality west of the Mississippi River due to access to both UP and BNSF delivery points
- Production sustainability due to storage capabilities at the plants and offsite locations
- Location of the Coffeyville facility allows potential for diversification of feedstock to optimize the economics between natural gas and pet coke



WA
OR
CA
ID
NV
MT
WY
UT
CO
AZ
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MS
MI
IN
OH
KY
TN
AL
East Dubuque, IL
Coffeyville, KS
Company-Owned Nitrogen Fertilizer Facilities
Union Pacific, BNSF and shared lines
East Dubuque Facility Marketing Area

Metric	Coffeyville Facility	East Dubuque Facility
Current Ammonia / UAN Capacity	1,300 / 3,100 TPD	1,075 / 950 TPD
TTM Ammonia / UAN Production Volumes(1)	2,353 / 3,605 TPD (Consolidated)	
Feedstock	Pet Coke	Natural Gas
Distribution Methods	Rail(2) & Truck	Rail(3), Truck & Barge

(1) Based on production for the twelve months ended March 31, 2025.

(2) Coffeyville Facility carries out railcar distribution via the Union Pacific ("UP") or Burlington Northern Santa Fe ("BNSF") railroad lines.

(3) East Dubuque Facility carries out railcar distribution via the Canadian National Railway Company.

12

Consolidated High Ammonia Utilization Rate Consolidated UAN and Ammonia Sales Consolidated Feedstock Costs(1) (1) For the twelve months ended March 31, 2025. (2) Excludes freight and other. Key Operating Statistics Consolidated Product Revenue(1)(2) 13

14 Stable Trends in Fertilizer Supply & Demand Source: USDA, Fertecon US Nitrogen SupplyCorn Stocks to Use  Fertilizers typically represent approximately 15% of farmers’ cost structure and significantly improve yields.  USDA projecting stocks to use ratio for 2025/2026 at approximately 12%. Nitrogen fertilizer pricing has stabilized recently, and U.S. producers remain at the low end of global cost curve due to low natural gas prices.  Major global nitrogen capacity build cycle largely complete in 2017/2018 and additional tons have been absorbed by the market.  Reduced global supply of nitrogen fertilizers due to production curtailments in Europe and restrictions on exports from China.  U.S. has become an exporter of nitrogen fertilizer to Europe.

Strong Demand for Corn in the U.S.

- Corn has a variety of uses and applications, including feed grains, ethanol for fuel, and food, seed and industrial (FSI)
- Feed grains
  - ~96% of domestic feed grains are supplied by corn
  - Consumes ~39% of annual corn crop[1]
- Ethanol
  - Consumes ~36% of annual corn crop[1]
  - Drop in demand for corn in 2021 was impacted by the loss of gasoline and ethanol demand as a result of COVID-19
  - Increased export volumes more than offset temporary demand loss from ethanol
- Corn production typically driven more by yield than acres planted
- Nitrogen fertilizer is generally low on the cost curve for farmers

U.S. Domestic Corn Use



(Bushels in billions)
Feed / Residual Use
Ethanol
Seed & Industrial
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
1980
1984
1988
1992
1996
2000
2004
2008
2012
2016
2020

Domestic Corn Planted Acres and Yield per Acre



Million planted acres
Bushels per harvested acre
Planted acres
Yield per acre
120
100
80
60
40
20
0
200
150
100
50
0
1926
1932
1938
1944
1950
1956
1962
1968
1973
1980
1986
1992
1998
2004
2010
2016
2022

Historical Corn Pricing



($ per Bushel)
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
Jul-15
Sep-16
Nov-17
Jan-19
Mar-20
May-21
Jul-22
Sep-23
Nov-24
$4.45

Source: USDA Economic Research Service and USDA WASDE.

(1) Based on 2020 – 2024 average.

15

 USDA estimated 90.7 million acres of corn were planted in 2024 with harvested acres of 82.7 million and yields of 183.1 bushels per acre, resulting in carryout inventories below the ten-year average.  Harvest completed in early November and demand was high for Fall ammonia application, although weather was an issue for application in some regions. Corn Belt UAN and Ammonia market prices for 4Q approximately $250/ton and $595/ton, respectively.  Spot natural gas prices increased in the United States, approaching $4 per MMBtu, although remained well below TTF prices over $15 per MMBtu.  USDA estimates for corn yields were reduced to 179.3 bushels per acre on 90.6 million acres of corn planted, resulting in carryout inventories of approximately 10%, below the 10-year average. Initial expectations for 2025 corn planted acres range between 91 and 94 million acres.  Inventories of nitrogen fertilizers across the industry were tight normal starting the new year after a robust fall application period.  December 2025 corn futures prices over $4.70bu. With solid farm economics projected for 2025 the outlook and an expected increase in corn acres planted relative to 2024, the near-term outlook for nitrogen fertilizer demand is good.  Summer Ammonia and UAN fill were completed in June, and Ammonia prepay for 4Q shipment was completed in early July. Demand for nitrogen looked strong going into 4Q, consistent with the buying taking place by retailers and growers in solid financial condition. Corn Belt UAN and Ammonia prices for 4Q delivery were approximately $230 - $250/ton and $500 - $550/ton, respectively.  Grain prices softened on concerns over global demand and potential large U.S. crop production. USDA was estimating corn stocks-to-use ratio of approximately 14%. Growers were expected to apply fertilizer in the Fall at similar rates to last year in efforts to maximize yield potential in a lower price environment. 2 0 2 5 Recent Domestic Nitrogen Fertilizer Market Conditions 2 0 2 4 Summer Spring  USDA estimating 95.3 million acres of corn to planted in 2025, up from 90.6 million acres in 2024.  Demand for nitrogen fertilizer was strong with increased corn planting and favorable weather conditions in early spring. Inventories across the U.S. system were fairly tight due to a combination of increased demand and unplanned downtime at several nitrogen fertilizer production facilities.  Tariff uncertainties have driven reduced nitrogen import volumes into the U.S., further tightening supply.  Natural gas prices in the U.S. continued to range between $3.00 and $4.50 per MMBtu, while TTF prices remained in the $12 per MMBtu range.  Market prices for UAN and ammonia for spring delivery in the Corn Belt and Southern Plains topped $350 per ton and $550 per ton, respectively. 16 Winter Fall

Capital Expenditures and Turnaround Expenses 17  Maintenance capex estimated at $40MM - $45MM.  Growth capex estimated at $10MM - $15MM.  Growth capex projects planned for 2025 primarily focused on debottlenecking and reliability projects, including water and electricity upgrades at both facilities and the installation of a nitrous oxide abatement unit at Coffeyville.  Majority of planned growth capex to be funded through reserves taken in 2023 and 2024.  Next planned turnaround is at Coffeyville and currently scheduled for the fourth quarter of 2025 with an estimated cost of approximately $15MM.  East Dubuque’s next planned turnaround is currently scheduled for 2026. 2025 Total Capex budget of $50MM - $60MM 2025 Turnaround expense estimated at $13MM - $17MM Note: As of March 31, 2025.

APPENDIX

19 Adjusted EBITDA represents EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful. Adjusted Refining Margin and Adjusted Renewables Margin represents Refining Margin and Renewables Margin adjusted for certain significant non- cash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful. Direct Operating Expenses per Throughput Barrel represents direct operating expenses for the Company’s Petroleum segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period. Direct Operating Expenses per Vegetable Oil Throughput Gallon represents direct operating expenses for the Company’s Renewables segment divided by total vegetable oil throughput gallons for the period, which is calculated as total vegetable oil throughput gallons per day times the number of days in the period. EBITDA represents net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. Refining Margin represents the difference between the Company’s Petroleum segment net sales and cost of materials and other. Refining Margin and Adjusted Refining Margin per Throughput Barrel represents Refining Margin and Adjusted Refining Margin divided by the total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period. Renewables Margin and Adjusted Renewables Margin per Vegetable Oil Throughput Gallon represents Renewables Margin and Adjusted Renewables Margin divided by the total vegetable oil throughput gallons for the period, which is calculated as total vegetable oil throughput gallons per day times the number of days in the period. Note: Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document. Non-GAAP Financial Measures

Non-GAAP Financial Measures 20 (In USD Millions) CVR Energy, Inc. 2021 2022 2023 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 TTM Net income (loss) 74$ 644$ 878$ 45$ 38$ (122)$ 40$ (105)$ (149) Add: Interest expense and other financing costs, net of interest income 117 85 52 77 19 18 20 25 82 Add: Income tax expense (benefit) (8) 157 207 (26) (26) (6) (12) (49) (93) Add: Depreciation and amortization 279 288 298 298 72 75 74 68 289 EBITDA 462$ 1,174$ 1,435$ 394$ 103$ (35)$ 122$ (61)$ 129$ Revaluation of RFS liability, unfavorable (favorable) 63 135 (284) (89) - 59 (57) 112 114 Gain on marketable securities and sale of equity method investment (81) - - (24) - - (24) - (24) Unrealized loss (gain) on derivatives, net (16) 5 (32) 22 (17) 9 6 (3) (5) Inventory valuation impacts, unfavorable (favorable) (127) (24) 45 14 1 30 20 (24) 27 Call Option Lawsuits settlement - 79 - - - - - - - Adjusted EBITDA 301$ 1,369$ 1,164$ 317$ 87$ 63$ 67$ 24$ 241$

Non-GAAP Financial Measures

Petroleum Segment Refining Margin and Adjusted Refining Margin (*$ in Millions*)	2021	2022	2023	2024	2Q 2024	3Q 2024	4Q 2024	1Q 2025	TTM
Net sales	$ 6,721	$ 9,919	$ 8,287	$ 6,920	$ 1,795	$ 1,648	$ 1,755	$ 1,477	$ 6,675
Less:									
Cost of materials and other	(6,100)	(8,488)	(6,629)	(6,236)	(1,610)	(1,604)	(1,590)	(1,482)	(6,286)
Direct operating expenses (exclusive of depreciation and amortization)	(369)	(426)	(406)	(421)	(118)	(100)	(101)	(93)	(412)
Depreciation and amortization	(197)	(182)	(185)	(174)	(43)	(40)	(41)	(41)	(165)
Gross profit (loss)	**55**	**823**	**1,067**	**89**	**24**	**(96)**	**23**	**(139)**	**(188)**
Add:									
Direct operating expenses (exclusive of depreciation and amortization)	369	426	406	421	118	100	101	93	412
Depreciation and amortization	197	182	185	174	43	40	41	41	165
Refining margin	**621**	**1,431**	**1,658**	**684**	**185**	**44**	**165**	**(5)**	**389**
Adjustments:									
Inventory valuation impacts, unfavorable (favorable)	(127)	(22)	32	6	-	31	12	112	155
Unrealized loss (gain) on derivatives, net	(16)	3	(30)	22	(17)	9	6	(3)	(5)
Revaluation of RFS liability, unfavorable (favorable)	63	135	(284)	(89)	(2)	59	(57)	(20)	(20)
Adjusted refining margin	**$ 541**	**$ 1,547**	**$ 1,376**	**$ 623**	**$ 166**	**$ 143**	**$ 126**	**$ 84**	**$ 519**

Petroleum Segment Refining Margin and Adjusted Refining Margin per Throughput Barrel (*$ in Millions*)	2021	2022	2023	2024	2Q 2024	3Q 2024	4Q 2024	1Q 2025	TTM
Refining margin	$ 621	$ 1,431	$ 1,658	$ 684	$ 185	$ 44	$ 165	$ (5)	$ 389
Dividend by: total throughput barrels	76	75	76	72	17	17	20	11	65
Refining margin per total throughput barrel	**$ 8.14**	**$ 19.09**	**$ 21.82**	**$ 9.53**	**$ 10.94**	**$ 2.53**	**$ 8.37**	**$ (0.42)**	**$ 6.00**
Adjusted refining margin	$ 541	$ 1,547	$ 1,376	$ 623	$ 166	$ 143	$ 126	$ 84	$ 519
Dividend by: total throughput barrels	76	75	76	72	17	17	20	11	65
Adjusted refining margin per throughput barrel	**$ 7.12**	**$ 20.65**	**$ 18.11**	**$ 8.67**	**$ 9.81**	**$ 8.23**	**$ 6.45**	**$ 7.72**	**$ 8.00**

Petroleum Segment Direct Operating Expenses per Throughput Barrel (*$ in Millions*)	2021	2022	2023	2024	2Q 2024	3Q 2024	4Q 2024	1Q 2025	TTM
Direct operating expenses	$ 369	$ 426	$ 406	$ 421	$ 118	$ 100	101	93	412
Divided by: total throughput (mm bbls)	76	75	76	72	17	17	20	11	65
Direct operating expenses per total throughput barrel	**$ 4.83**	**$ 5.68**	**$ 5.34**	**$ 5.86**	**$ 6.94**	**$ 5.72**	**$ 5.13**	**$ 8.58**	**$ 6.35**

21

Non-GAAP Financial Measures

Renewables Segment Renewables Margin and Adjusted Renewables Margin *($ in Millions)*	2022	2023	2024	2Q 2024	3Q 2024	4Q 2024	1Q 2025	TTM
Net sales	$ 338	$ 559	$ 289	$ 63	$ 99	$ 93	$ 66	$ 321
Less:								
Cost of materials and other	(342)	(537)	(245)	(58)	(78)	(79)	(50)	(265)
Direct operating expenses (exclusive of depreciation and amortization)	(24)	(28)	(31)	(8)	(9)	(8)	(6)	(31)
Depreciation and amortization	(16)	(20)	(25)	(6)	(6)	(6)	(6)	(24)
Gross profit (loss)	**(44)**	**(26)**	**(12)**	**(9)**	**6**	**-**	**4**	**1**
Add:								
Direct operating expenses (exclusive of depreciation and amortization)	24	28	31	8	9	8	6	31
Depreciation and amortization	16	20	25	6	6	6	6	24
Renewables margin	**(4)**	**22**	**44**	**5**	**21**	**14**	**16**	**56**
Adjustments:								
Inventory valuation impacts, unfavorable (favorable)	7	14	7	3	(1)	6	(3)	5
Unrealized loss (gain) on derivatives, net	5	(2)	-	-	-	-	-	-
Adjusted renewables margin	**$ 8**	**$ 34**	**$ 51**	**$ 8**	**$ 20**	**$ 20**	**$ 13**	**$ 61**

Renewables Segment Renewables Margin and Adjusted Renewables Margin per Vegetable Oil Throughput Gallon *($ in Millions)*	2022	2023	2024	2Q 2024	3Q 2024	4Q 2024	1Q 2025	TTM
Renewables margin	$ (4)	$ 22	$ 44	$ 5	$ 21	$ 14	$ 16	$ 56
Dividend by: total vegetable oil throughput gallons	43	82	55	12	20	17	14	63
Renewables margin per vegetable oil throughput gallon	**$ (0.10)**	**$ 0.27**	**$ 0.80**	**$ 0.46**	**$ 1.09**	**$ 0.79**	**$ 1.13**	**$ 0.90**
Adjusted Renewables margin	$ 8	$ 34	$ 51	$ 8	$ 20	$ 20	$ 13	$ 61
Dividend by: total vegetable oil throughput gallons	43	82	55	12	20	17	14	63
Adjusted Renewables margin per vegetable oil throughput gallon	**$ 0.18**	**$ 0.41**	**$ 0.93**	**$ 0.64**	**$ 1.02**	**$ 1.16**	**$ 0.94**	**$ 0.98**

Renewables Segment Direct Operating Expenses per Vegetable Oil Throughput Gallon *($ in Millions)*	2022	2023	2024	2Q 2024	3Q 2024	4Q 2024	1Q 2025	TTM
Direct operating expenses	$ 24	$ 28	$ 31	$ 8	$ 9	$ 8	$ 6	$ 31
Divided by: total throughput (mm bbls)	43	82	55	12	20	17	14	63
Direct operating expenses per vegetable oil throughput gallon	**$ 0.55**	**$ 0.35**	**$ 0.57**	**$ 0.71**	**$ 0.49**	**$ 0.48**	**$ 0.48**	**$ 0.50**

22

Non-GAAP Financial Measures 23 (In USD Millions) CVR Partners, LP 2021 2022 2023 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 TTM Net Income (loss) 78$ 287$ 172$ 61$ 26$ 4$ 18$ 27$ 75$ Add: Interest expense and other financing costs, net of interest income 61 34 29 30 8 7 7 8 30 Add: Depreciation and amortization 74 82 80 88 20 25 25 18 87 EBITDA and Adjusted EBITDA 213$ 403$ 281$ 179$ 54$ 36$ 50$ 53$ 192$

2024 & 2025 Est. Capital Expenditures 24 Growth Total Low High Low High Low High Petroleum 90$ 38$ 128$ 85$ 95$ 40$ 45$ 125$ 140$ Renewables 3 8 11 3 5 - 1 3 6 Nitrogen Fertilizer 30 7 37 40 45 10 15 50 60 Other 4 1 5 1 2 1 2 2 4 Total 127$ 54$ 181$ 129$ 147$ 51$ 63$ 180$ 210$ 2024 Actual 2025 Estimate Maintenance Maintenance Growth Total

RINs Summary 25 • CVR’s Coffeyville and Wynnewood refineries are subject to the Renewable Fuel Standards (“RFS”) implemented by the U.S. Environmental Protection Agency (the “EPA”), which requires refineries to either blend renewable fuels into their transportation fuels or purchase renewable fuel credits, knows as RINs, in lieu of blending. • Historically, Wynnewood has qualified for and received Small Refinery Exemptions (“SREs”) from the EPA, exempting it from compliance with the RFS. Refineries with capacity less than 75,000 barrels per day that would face Disproportionate Economic Harm (“DEH”) through complying with the RFS can apply for SREs, as prescribed by the RFS regulation. • CVR Energy’s obligated party subsidiary, Wynnewood Refining Company, LLC (“WRC”), has suffered DEH due to the RFS and has petitioned for SREs which would relieve it from RFS obligations. • CVR Energy’s outstanding RINs liability is primarily a result of WRC’s outstanding RIN obligation from 2020 through March 31, 2025, periods for which WRC believes it should have received SREs. • WRC believes its position is supported by multiple court rulings, as follows: • Supreme Court (2011) – Holding SREs exist to protect small refineries suffering DEH. • 5th Circuit (2023) and DC Circuit (2024) – Holding EPA’s denials were arbitrary and capricious, vacating those denials and remanding the SRE petitions back to EPA. • As the EPA has yet to announce how or when it will resolve pending SRE petitions, WRC continues to pursue its SREs in court. • WRC believes firmly in its legal position and is hopeful the new administration will represent a positive step toward WRC receiving the SREs it deserves. • As of March 31, 2025, the outstanding RFS liability on the balance sheet was $438 million, representing 488 million RINs marked at an average RIN price of 90 cents. • Should the EPA follow the law and grant WRC’s SRE petitions, the outstanding liability attributable to WRC would go to zero.(1) (1) Failure of EPA to grant WRC’s SRE petitions timely or at all could have a material effect on WRC, the Wynnewood refinery and the Company’s financial position, results of operations or cash flows.

CVR Energy, Inc. NYSE: CVI Icahn Enterprises L.P. & Affiliates Public CVR GP, LLC CVR Partners, LP NYSE: UAN Nitrogen Fertilizer Segment Subsidiaries Public 60.6 % N-E GP Interest • Non-Economic General Partner Interest (“N-E GP Interest”) • All ownership percentages are 100% unless otherwise noted and may be indirect with intervening subsidiaries omitted for simplicity. 30.0% 70.0% 36.8 % JV: 45Q Entities Other Subsidiaries JV Entity: Enable South Central Pipeline, LLC 40% 50% 2.6 % Simplified Organizational Structure Renewables Segment Subsidiaries Petroleum Segment Subsidiaries